Exhibit 99.1

Professional Diversity Network, Inc. Announces Financial Results for the Quarter Ended September 30, 2025

Chicago, IL, November 14, 2025 (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ: IPDN), (“IPDN” or the “Company”), a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse individuals, today announced its financial results for the quarter ended September 30, 2025.

“Moving forward, we are initiating a strategic pivot towards the development of a concept for a global Real World Asset Exchange (the ‘RWA Exchange’),” said Xun Wu, CEO of Professional Diversity Network, Inc. “This initiative is in its early stages and represents our strategic goal to build a platform focused on the potential digitalization, valuation, issuance, and trading of real-world assets (‘RWA’). While we aim to offer global investors a compliant and efficient digital asset trading environment, this initiative is subject to significant technological, regulatory, and financial risks and uncertainties.”

“We have been able to manage our costs effectively,” said Bella Gu, CFO of Professional Diversity Network, Inc. “Net loss per share for the nine months ended September 30, 2025, was approximately $1.58, representing an increase of only about 4% compared to the same period last year, despite significant expenses incurred in RWA service development.”

Third Quarter Financial Highlights:

●	Total revenues for the three months ended September 30, 2025, increased approximately $38,000, or 2.2%, to approximately $1,732,000 from approximately $1,694,000 during the same period in the prior year.

●	General and administrative expenses for the three months ended September 30, 2025, increased 262.5% to approximately $2.65 million, primarily due to a $1.65 million consulting fee for the development of our new RWA service initiative.

●	Net loss per share for the nine months ended September 30, 2025, was approximately $1.58, representing an increase of only about 4% compared to the same period last year, despite the company incurring significant expenses in RWA service development.

Financial Results for the Nine Months Ended September 30, 2025

Revenues

Total revenues for the three months ended September 30, 2025 increased approximately $38,000, or 2.2%, to approximately $1,732,000 from approximately $1,694,000 during the same period in the prior year. The increase was predominantly attributable to an approximate $378,000 increase in contracted software development revenue. This increase was partially offset by an approximate $314,000 decrease in recruitment services which was primarily driven by a slowdown in corporate spending on diversity, equity, and inclusion (“DEI”) initiatives. We believe this trend is influenced by a shifting political and legal landscape, including the Supreme Court’s 2023 decision on affirmative action and various executive orders and state-level legislation targeting DEI programs, which has caused some companies in both the public and private sectors to pause or re-evaluate their diversity-focused recruitment budgets. Revenue from membership and related services also declined by approximately $20,000.

During the three months ended September 30, 2025, our TalentAlly Network generated approximately $883,000 in revenues compared to approximately $1,203,000 in revenues during the three months ended September 30, 2024, a decrease of approximately $320,000, or 26.6%. This decrease is consistent with the broader trend of reduced corporate spending on DEI-focused recruitment services discussed previously.

During the three months ended September 30, 2025, NAPW Network revenues generated approximately $81,000, compared to revenues of approximately $101,000 during the same period in the prior year, a decrease of approximately $20,000, or 19.8%. Management attributes this decline to lower renewal rates and reduced acquisition of new members in a competitive market for professional networking organizations.

During the three months ended September 30, 2025, RemoteMore revenue was approximately $768,000, compared to revenues of approximately $390,000 during the same period in the prior year, an increase of approximately $378,000, or 96.9%. This significant growth is primarily due to increased demand for qualified, remote software developers as companies continue to embrace flexible staffing models to manage costs and access a global talent pool. We have also focused our sales and marketing efforts on this segment, resulting in the acquisition of several new key client contracts during the period.

Costs and Expenses

Cost of revenues during the three months ended September 30, 2025 was approximately $969,000, an increase of approximately $272,000, or 39.0%, from approximately $697,000 during the same period of the prior year. The increase was predominantly due to an approximate $322,000 increase in RemoteMore’s contract costs, which are the fees paid to external developers and are directly correlated with the segment’s significant revenue growth. Partially offsetting the increases is a decrease of approximately $36,000 in payroll related costs, and approximately $14,000 in event related costs.

Sales and marketing expense during the three months ended September 30, 2025 was approximately $434,000, a decrease of approximately $200,000, or 31.5%, from $634,000 during the same period in the prior year. The decrease was predominantly attributed to approximately $150,000 of reduced payroll and commission related costs and $29,000 reduction in marketing and $21,000 related to consulting and software costs.

General and administrative expenses during the three months ended September 30, 2025 increased by approximately $1,919,000, or 262.5%, to approximately $2,650,000 during the three months ended September 30, 2025, as compared to approximately $731,000 during the same period in the prior year. The increase in expenses was predominantly due to approximately $1,650,000 consulting fee related to the RWA service, approximately $110,000 of filling fees, approximately $110,000 of bad debt expenses, approximately $27,000 of legal fees and $13,000 in other general and administrative expenses.

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Net Loss from Continuing Operations, Net of Tax

As a result of the factors discussed above, during the three months ended September 30, 2025, we incurred a net loss from continuing operations of approximately $2,375,000, an increase in the net loss of approximately $1,953,000, compared to a net loss of approximately $422,000 during the three months ended September 30, 2024.

Summary of the Quarter’s Financial Information

Amounts in following tables are in thousands except for per share amounts and outstanding shares.

Summary of Financial Position

	September 30,	December 31,
	2025	2024
	(in thousands)
Current Assets:
Cash and cash equivalents	$265	$1,731
Other current assets	1,344	1,496
Total current assets	$1,609	$3,227
Long-term assets	10,537	4,755
Total Assets	$12,146	$7,982

Total current liabilities	$3,737	$2,956
Total long-term liabilities	109	185
Total liabilities	$3,846	$3,141

Total stockholders' equity	8,950	5,322
Total stockholders' equity – noncontrolling interests	(650)	(481)
Total liabilities and stockholders' equity	$12,146	$7,982

Summary of Financial Operations

	Nine Months Ended
	September 30,		Change	Change
	2025	2024	(Dollars)	(Percent)
	(in thousands)
Revenues:
Membership fees and related services	$263	$337	$(74)	(22.0)%
Recruitment services	2,673	3,440	(767)	(22.3)%
Contracted software development	1,925	1,304	621	47.6%
Consumer advertising and marketing solutions	17	30	(13)	(43.3)%
Total revenues	$4,878	$5,111	$(233)	(4.6)%

Cost and expenses:
Cost of revenues	$2,617	$1,976	$641	32.4%
Sales and marketing	1,499	2,236	(737)	(33.0)%
General and administrative	4,203	2,545	1,658	65.1%
Depreciation and amortization	121	163	(42)	(25.8)%
Total pre-tax cost and expenses:	$8,440	$6,920	$1,520	22.0%

Consolidated net loss from continuing operations, net of tax	$(3,608)	$(1,815)	$(1,793)	（98.8)%

Basic and diluted loss per share:
Net loss per share	$(1.58)	$(1.52)

Weighted average outstanding shares used in computing net loss per common share:
Basic and diluted	2,286,440	1,195,988

	Three Months Ended
	September 30,		Change	Change
	2025	2024	(Dollars)	(Percent)
	(in thousands)
Revenues:
Membership fees and related services	$81	$101	(20)	(19.8)%
Recruitment services	877	1,191	(314)	(26.4)%
Contracted software development	768	390	378	96.9%
Consumer advertising and marketing solutions	6	12	(6)	(50.0)%
Total revenues	$1,732	$1,694	$38	2.2%

Cost and expenses:
Cost of revenues	$969	$697	272	39.0%
Sales and marketing	434	634	(200)	(31.5)%
General and administrative	2,650	731	1,919	262.5%
Depreciation and amortization	39	56	(17)	(30.4)%
Total pre-tax cost and expenses:	$4,092	$2,118	$1,974	93.2%

Consolidated net loss from continuing operations, net of tax	$(2,375)	$(422)	$(1,935)	（462.8)%

Basic and diluted loss per share:
Net loss per share	$(0.83)	$(0.33)

Weighted average outstanding shares used in computing net loss per common share:
Basic and diluted	2,848,707	1,275,444

Summary of Cash Flows from Continuing Operations

	Nine Months Ended September 30,
Cash (used in) provided by continuing operations	2025	2024
	(in thousands)
Operating activities	$(3,496)	$(1,324)
Investing activities	(4,204)	(202)
Financing activities	6,234	1,032
Net increase in cash and cash equivalents from continuing operations	$(1,466)	$(494)

Professional Diversity Network, Inc. and Subsidiaries

Non-GAAP (Adjusted) Financial Measures

Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP results. It may not be comparable to similarly titled measures used by other companies. Investors should review the reconciliation to the most directly comparable GAAP measure and consider Adjusted EBITDA together with GAAP results. We believe Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

The following non-GAAP financial information in the tables that follow are reconciled to comparable information presented using GAAP, derived by adjusting amounts determined in accordance with GAAP for certain items presented in the accompanying selected operating statement data.

The adjustments for the three and nine months ended September 30, 2025 relate to stock-based compensation, loss attributable to noncontrolling interest, depreciation and amortization, interest and other income and income tax expense (benefit).

	Three Months Ended September 30,
	2025	2024
	(in thousands)
Loss from Continuing Operations, net of tax	$(2,375)	$(422)
Stock-based compensation	18	28
Loss attributable to noncontrolling interest	17	17
Depreciation and amortization	39	56
Other (expense) income, net	15	(2)
Income tax expense (benefit)	-	-
Adjusted EBITDA	$(2,286)	$(323)

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
Loss from Continuing Operations	$(3,608)	$(1,815)
Stock-based compensation	40	138
Loss attributable to noncontrolling interest	52	65
Depreciation and amortization	121	163
Other (expense) income, net	46	-
Income tax expense (benefit)	-	6
Adjusted EBITDA	$(3,349)	$(1,443)

About Professional Diversity Network

Professional Diversity Network, Inc. (NASDAQ: IPDN) is a holding company and operates three business units: TalentAlly, LLC, NAPW, Inc. and RemoteMore USA, Inc. The Company is currently executing a strategic pivot to complement its existing human capital services with the development of a new initiative focused on a global Real World Asset (RWA) Exchange.

TalentAlly, LLC (““TalentAlly”“ or ““TalentAlly Network”“) consists of several online professional job seeker communities dedicated to serving professionals in the United States and employers seeking to hire talent from a wide range of sources with many demographics represented. We use the word “professional” to describe any person interested in TalentAlly’s websites or career fairs presumably for the purpose of career advancement or related benefits offered by the Company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. Leveraging the power of our affinity job seeker groups, these professionals harness the relationships with employers and recruiters to help advance their careers. TalentAlly operate these recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and LGBTQ+. In addition, the Company also manages the job seeker websites and career fairs for prominent diverse membership-based organizations, including but not limited to NAACP, National Urban League, and Kappa Alpha Psi. Employers and recruiters benefit from the Company’s relationship with these organizations, which allows them to access a large pool of qualified job seekers in a centralized manner. TalentAlly is 100% owned and operated by PDN, Inc.

NAPW Network Inc. (““NAPW”“ or ““NAPW Network”“) is a networking organization for professional women, whereby its members can develop their professional networks, further their education and skills, and promote their business and career accomplishments. NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at virtual and in-person events hosted at its local chapters across the country. NAPW is 100% owned and operated by PDN, Inc.

RemoteMore USA (“RemoteMore USA” or “RemoteMore”) is an innovative, global entity that provides remote-hiring marketplace services for developers and companies. RemoteMore connects companies with reliable, cost-efficient, vetted developers, and empowers software developers to find meaningful jobs regardless of their location. As of September 30, 2025, PDN, Inc. owned 82.63% of RemoteMore USA, Inc. The Company consolidates RemoteMore USA’s operations into its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. Specifically, statements regarding our development of a Real World Asset Exchange are subject to numerous risks, including but not limited to: our ability to secure sufficient capital to fund the development and launch of the platform; the significant technological challenges in building a secure and scalable exchange; a highly uncertain and evolving regulatory landscape for digital assets and RWAs; intense competition from established financial institutions and other technology companies; our ability to attract asset issuers and investors to a new and unproven platform; and the risk that this new strategic direction may not be successful or generate the expected returns. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.ipdn.com. Please click on “Investor Relations.”

Investor Inquiries:

investors@ipdn.com

+1 (312) 614-0950

Source: Professional Diversity Network, Inc.

Released November 14, 2025